EXHIBIT 3.7

CERTIFICATE OF INCORPORATION

OF

AQUARIUM SYSTEMS CORPORATION

ARTICLE ONE

The name of the corporation (the “Corporation”) is AQUARIUM SYSTEMS CORPORATION.

ARTICLE TWO

The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle 19805. The name of the registered agent of the Corporation at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE THREE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

ARTICLE FOUR

The total number of shares of all classes of stock which the Corporation has authority to issue is 1000 shares, all of which are shares of Common Stock, par value $.01 per share.

ARTICLE FIVE

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them, and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree on any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application had been made, be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE SIX

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but the foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE SEVEN

The number of directors of the Corporation shall be such as from time to time shall be fixed in the manner provided in the By-laws of the Corporation. The election of directors of the Corporation need not be by ballot unless the By-laws so require.

ARTICLE EIGHT

The name and mailing address of the sole incorporator are as follows:

Name	Mailing Address
Brian D. Stephen	O’Sullivan Graev & Karabell, LLP
30 Rockefeller Plaza
New York, New York 10112

ARTICLE NINE

The Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has signed this instrument on the 18th day of January, 1996, thereby acknowledging that this instrument is the act and deed of the undersigned and that the facts stated above are true.

/s/ Brian D. Stephen
Brian D. Stephen
Sole Incorporator

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is Aquarium Systems, Inc.

2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, City of Dover 19901, County of Kent.

3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on August 22, 1997.

/s/ P. Jeffrey Leck
P. Jeffrey Leck, President
Name and Title of Officer

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

AQUARIUM SYSTEMS CORPORATION

AQUARIUM SYSTEMS CORPORATION, a Delaware corporation (the “Corporation”), hereby certifies as follows:

1. The current name of the Corporation is “AQUARIUM SYSTEMS CORPORATION.”

2. The Certificate of Incorporation of the Corporation is hereby amended the (“Amendment”) by deleting, in its entirety, ARTICLE ONE thereof and inserting in lieu thereof a new ARTICLE ONE to read as follows:

“ARTICLE ONE

The name of the corporation (the “Corporation”) is Aquarium Systems, Inc.”

3. The Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware by the authorization of a majority of the Stockholders entitled to vote thereon.

IN WITNESS WHEREOF, the Corporation had caused this Certificate of Amendment of Certificate of Incorporation to be signed as of the 14th day of February, 1996, by its Treasurer, who hereby affirms and acknowledges, under penalty of perjury, that this Certificate is the act and deed of the Corporation and that the facts stated herein are true.

By:	/s/ John F. Kirtley
John F. Kirtley
Treasurer

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